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                                                                     Exhibit 5.1


                            [LETTERHEAD OF ROGERS & WELLS LLP]


April 23, 1998

DVI, Inc.
500 Hyde Park
Doylestown, Pennsylvania

Ladies and Gentlemen:

               We have acted as special counsel to DVI, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 (as the same may be amended or supplemented from time to time, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "1933 Act"), covering 200,000 shares (the "Shares") of common stock, par value $.005 per share, which have been reserved by the Company for issuance, subject to certain conditions, to certain of its employees pursuant to the 1995 Stock Bonus Plan (the "Plan").

               In rendering the opinion expressed herein, we have examined the Registration Statement in the form to be filed with the Commission on or about the date hereof. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary, including the Certificate of Incorporation and By-laws of the Company and the corporate proceedings of the Company relating to the authorization and issuance of the Shares. As to factual matters relevant to the opinion set forth below we have, with your permission, relied upon certificates of officers of the Company and public officials.

               Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery of the shares by the Company upon the receipt of proper payment in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

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               We hereby consent to the filing of this opinion with the
Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act, or the Rules and Regulations of the Commission promulgated thereunder.

                                            Very truly yours,


                                            /s/ Rogers & Wells LLP
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